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                                                                    EXHIBIT 99.4

                                 INTERCEPT, INC.
                      G. LYNN BOGGS 2002 STOCK OPTION PLAN

                    AS AMENDED AND RESTATED NOVEMBER 8, 2004

                   EFFECTIVE NOVEMBER 8, 2004, NO OPTIONS MAY
                           BE GRANTED UNDER THIS PLAN.

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                                 INTERCEPT, INC.
                      G. LYNN BOGGS 2002 STOCK OPTION PLAN

                    AS AMENDED AND RESTATED NOVEMBER 8, 2004

                                   ARTICLE I.
                                   DEFINITIONS

As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

"Acquisition" means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the shareholders of the Company before such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger; or
(ii) a sale of all or substantially all of the assets of the Company.

"Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

"Board" means the Board of Directors of the Company.

"Cause" has the meaning given in the Employment Agreement.

"Change in Control" has the meaning given in the Employment Agreement.

"Code" means the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference in this Plan to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Committee" means the Compensation Committee of the Board.

"Company" means Fidelity National Financial, Inc.

"Effective Date" means April 16, 2002.

"Director" means a member of the Board.

"Employee" means any person who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any subsidiary of the Company. An Officer or Director who meets the foregoing definition is an Employee. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any subsidiary, or any successor.

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Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

"Employment Agreement" means that certain Employment Agreement between the Optionee and InterCept Group, Inc. dated as of February 19, 2002.

"Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference in this Plan to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

"Exercise Price" means the price at which the Optionee may purchase a share of Stock under a Stock Option Agreement.

"Fair Market Value" means, as of any date, the value of a share of Stock determined as follows:

      (i) if the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

      (ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Stock on the last market trading day prior to the day of determination; or

      (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

"Independent Director" means a Director who is not an Employee of the Company.

"Non-Employee Director" shall have the meaning provided in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule to it, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect to it issued by the SEC.

"Officer" means a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such
Section 16, and applicable SEC rules, regulations, and interpretative or "no-action" positions, as the same may be in effect or provided from time to time, and to applicable judicial decisions.

"Option" means an option to purchase Stock granted pursuant to Article 6 of this Plan.

"Optionee" means G. Lynn Boggs.

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"Outside Director" has the meaning provided in Section 162(m) of the Code.

"Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated under that Section of the Code.

"Plan" means the Intercept, Inc. G. Lynn Boggs 2002 Stock Option Plan, as Amended and Restated November 8, 2004.

"Purchasable" shall refer to Stock that may be purchased by the Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

"Qualified Domestic Relations Order" shall have the meaning provided in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

"SEC" means the United States Securities and Exchange Commission.

"Section 16 Insider" means any person who is subject to the provisions of
Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

"Stock" means the Common Stock, par value $0.0001 per share, of the Company.

"Stock Option Agreement" means the agreement between the Company and the Optionee under which the Optionee may purchase Stock under this Plan.

                                   ARTICLE II.
                                    THE PLAN

      2.1. Name. This Plan shall be known as the "Intercept, Inc. G. Lynn Boggs 2002 Stock Option Plan, as Amended and Restated November 8, 2004."

      2.2. Purpose. The purpose of the Plan is to advance the interests of the Company, its subsidiaries, and its shareholders by affording the Optionee an opportunity to acquire a proprietary interest in the Company.

The objective of the issuance of the Options is to promote the growth and profitability of the Company and its subsidiaries because the Optionee will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging his continued association with or service to the Company.

      2.3. Effective Date. The Plan originally became effective on April 16, 2002. The Plan was amended and restated effective November 8, 2004.

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                                  ARTICLE III.
                                   PARTICIPANT

The sole person eligible to participate in the Plan shall be G. Lynn Boggs.

                                   ARTICLE IV.
                                 ADMINISTRATION

      4.1. Duties and Powers of the Committee.

            (a) The Plan shall be administered by the Committee. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet by telephone. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties.

            (b) The Committee shall have the power to determine matters as are specified in this Plan. To the extent not inconsistent with the provisions of the Plan, the Committee may give the Optionee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify the Stock Option Agreement, or to waive any provision of it, provided that the Optionee consents to such action.

      4.2. Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, amending or altering of the Plan and any Options granted under this Plan as may be required to comply with or to conform to any Applicable Laws.

      4.3. No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted under this Plan.

      4.4. Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

      4.5. Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to the employment, death, retirement, disability, or other termination of employment of the Optionee, and such other pertinent facts as the Committee may

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require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V.
                         SHARES OF STOCK SUBJECT TO PLAN

      5.1. Limitations. The number of shares of Stock that may be issued under this Plan shall be 75,580 as provided in the Stock Option Agreement. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

      5.2. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

            (a) If the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, share exchange, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

                  (i) the number and kind of shares of Stock (or other
            securities or property) subject to outstanding Options; and

                  (ii) the grant or exercise price with respect to any Option.

            (b) In the event of any transaction or event described in Section 5.2(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken before the occurrence of such transaction or event and either automatically or upon the Optionee's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option granted or issued under the Plan or to facilitate such transaction or event:

                  (i) to provide for either the purchase of any such Option for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

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                  (ii) to provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

                  (iii) to provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                  (iv) to make adjustments in the number and type of shares of
            Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, or Options that may be granted in the future; and

                  (v) to provide that immediately upon, or on a specified date after, the consummation of such event, such Option shall not be exercisable and shall terminate.

            (c) Subject to Section 5.1, the Committee may, in its sole discretion, include such further provisions and limitations in any Option Agreement or certificate, as it may deem equitable and in the best interests of the Company.

            (d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this
Section 5.2(d)) for those outstanding under the Plan. If any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options or does not substitute similar stock awards for those outstanding under the Plan, then

                  (i) with respect to Options held by the Optionee, assuming his status as an Employee has not terminated before such event, the vesting of such Options (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten
            (10) days before the closing of the Acquisition (and the Options terminated if not exercised before the closing of such Acquisition), and

                  (ii) any other Options outstanding under the Plan shall be terminated if not exercised prior to the closing of the Acquisition.

            (e) The adjustments described in this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article 5 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

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            (f) The existence of the Plan or any Option shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or that are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                   ARTICLE VI.
                                     OPTIONS

      6.1. Types of Options Granted. The Options granted under this Plan do not qualify as incentive stock options under the Code.

      6.2. Option Grant and Agreement. The Options granted under this Plan shall be evidenced by minutes of a meeting or the written consent of the Committee and by the Stock Option Agreement, which shall be executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement.

      6.3. Exercise Price. The Exercise Price of the Stock subject to each Option shall be as stated in the Stock Option Agreement.

      6.4. Exercise Period. The period for the exercise of each Option granted under this Plan shall be as stated in the Stock Option Agreement.

      6.5. Option Exercise.

            (a) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares that have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that have become so Purchasable are fewer than 100 shares.

            (b) An Option shall be exercised by (i) delivery to the Company at its principal office (or, if the Committee so directs, to an administrator designated by the Committee at such administrator's office) a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.5(c).

            (c) Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where permitted by Applicable Laws:

                  (i) by cancellation of indebtedness of the Company to the
            Optionee;

                  (ii) by surrender of shares that either: (1) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning

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            of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market;

                  (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (1) imputation of income under Sections 483 and 1274 of the Code and (2) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that if the Optionee is not an Employee or Director of the Company or any subsidiary, he shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the shares of Stock being purchased;

                  (iv) by waiver of compensation due or accrued to the Optionee for services rendered;

                  (v) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists and the transaction is done in a manner sufficient to avoid variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25: (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (vi) by any combination of the foregoing.

            (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise. The Committee may allow the Optionee to satisfy a portion of the foregoing withholding tax obligations by electing to have the Company withhold from the shares of Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable.

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            (e) The Optionee shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

      6.6. Non-Transferability of Option. Except as otherwise provided by the Committee, no Option shall be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee (or by the Optionee's guardian or legal representative, should one be appointed).

      6.7. Termination of Employment or Service. If the Optionee is terminated from his employment or other service to the Company or its subsidiaries for Cause, his Options, whether vested or unvested, shall terminate immediately and shall not thereafter be exercisable. The effect on the Options of the termination of the Employee's employment in other circumstances shall be as stated in the Stock Option Agreement and the Employment Agreement. If there is any conflict between the provisions of the Stock Option Agreement and the Employment Agreement regarding the effect of termination of employment, the provisions of the Employment Agreement shall govern.

      6.8. Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on the Optionee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment at any time.

      6.9. Effect of Change in Control. The effect of a change of control on the Options granted hereunder shall be as stated in the Employment Agreement.

                                  ARTICLE VII.
                            TERMINATION AND AMENDMENT

      7.1. Termination and Amendment. The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board may not amend the Plan to:

            (a) increase the total number of shares of Stock issuable to the Optionee;

            (b) permit Options to be granted to anyone other than the Optionee;
or

            (c) otherwise materially increase the benefits accruing to the Optionee as a holder of Options under the Plan.

Notwithstanding anything herein to the contrary, no Options may be granted under the Plan after November 8, 2004, and the Plan shall automatically terminate without the requirement of action by the Board once there are no outstanding Options.

      7.2. Effect on Optionee's Rights. No termination, amendment, or modification of the Plan shall affect adversely the Optionee's rights under the Stock Option Agreement without the consent of the Optionee or his legal representative.

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                                  ARTICLE VIII.
                                  MISCELLANEOUS

      8.1. Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted under this Plan before fulfillment of all of the following conditions:

            (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

            (b) the completion of any registration or other qualification of such shares that the Committee shall deem necessary or advisable under any Applicable Laws;

            (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Committee shall determine to be necessary or advisable; and

            (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience. Stock certificates issued and delivered to the Optionee shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to Applicable Laws.

      8.2. Relationship to Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its subsidiaries.

      8.3. Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. No modification of an Option, however, shall adversely affect the Optionee's rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

      8.4. Forfeiture for Solicitation of Customers. During Optionee's employment with or service to the Company and for a period of twenty-four (24) months following the date of termination of employment or service, Optionee shall not (except on behalf of or with the prior written consent of the Company), on Optionee's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a competing business, or (ii) attempt to solicit, divert, or appropriate to or for a competing business, any person or entity that was a customer of the Company on the date of termination and with whom Optionee had direct material contact within twelve months of Optionee's last date of employment or service. If Optionee engages in solicitation of customers as defined above, then Optionee's rights under any Options outstanding under this Plan shall be forfeited and terminated, subject in each case to a determination to the contrary by the Committee.

      8.5. Forfeiture for Solicitation of Employees. During Optionee's employment with or service to the Company and for a period of twenty-four (24) months following the date of

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termination of employment or service, Optionee shall not, on Optionee's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of the Company, regardless of whether the employee is full-time or temporary, the employment is pursuant to written agreement, or the employment is for a determined period or is at will. If Optionee engages in solicitation of employees as defined above, then Optionee's rights under any Options outstanding under this Plan shall be forfeited and terminated, subject in each case to a determination to the contrary by the Committee.

      8.6. Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

      8.7. Singular, Plural; Gender. Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

      8.8. Headings, etc., No Part of Plan. Headings of Articles and Sections of this Plan are inserted for convenience and reference; they do not constitute part of the Plan.

      8.9. Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the administrators of the Plan fails to so comply, it shall be deemed void to the extent permitted by Applicable Laws and deemed advisable by the Committee.

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